FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                           22-3350958
   (State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                         identification number)

                   380 Allwood Road, Clifton, New Jersey 07012
               (Address of principal executive offices; zip code)
                            ------------------------

      Consolidated Delivery & Logistics, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                             Albert W. Van Ness, Jr.
                              Chairman of the Board
                     Consolidated Delivery & Logistics, Inc.
                   380 Allwood Road, Clifton, New Jersey 07012
                                 (973) 471-1005
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                              Alan Wovsaniker, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                            Roseland New Jersey 07068
                                 (973) 992-8700
                            ------------------------

                         Calculation of Registration Fee

------------------------ ---------------------- ----------------------- ----------------------- ----------------------
                                                       Proposed                Proposed
Title of Securities           Amount to be          Maximum Offering      Maximum Aggregate            Amount of
to be Registered               Registered          Price per Share (2)    Offering Price (2)        Registration Fee
------------------------ ---------------------- ----------------------- ----------------------- ----------------------
------------------------ ---------------------- ----------------------- ----------------------- ======================
Common Stock, par
value $.001 per share       500,000 shares (1)            $4.25                $2,125,000                $627
------------------------ ---------------------- ----------------------- ----------------------- ======================

(1) Based on the number of shares of Common Stock reserved for issuance pursuant to the Consolidated Delivery & Logistics, Inc. Employee Stock Purchase Plan. In addition to such shares, this Registration Statement also covers additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of Common Stock on the NASDAQ Stock Market's National Market on March 3, 1998.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following  documents  filed by  Consolidated  Delivery & Logistics,
Inc.  (the  "Company")   with  the  Securities  and  Exchange   Commission  (the
"Commission") are incorporated by reference in this registration statement:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

         (iii) The Company's Current Report on Form 8-K for an event on December 31, 1997; and

         (iv) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A (File No. 33-97008), including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Article Seventh of the Company's Second Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article  Eighth  of  the  Company's  Second  Restated   Certificate  of
Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as director except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

         The Company maintains directors' and officers' liability insurance which insures its directors and officers and the directors and officers of its subsidiaries against certain liabilities in certain circumstances.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on March 4, 1998.


                             CONSOLIDATED DELIVERY & LOGISTICS, INC.



                             By:  /s/ Albert W. Van Ness, Jr.
                                  ____________________________________________
                                  Albert W. Van Ness, Jr., Chairman of the Board

         Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 4, 1998.

          Signature                                                  Capacity
  /s/Albert W. Van Ness, Jr.
  __________________________                 Chairman of the Board and
    Albert W. Van Ness, Jr.                  Chief Executive Officer

              *
  __________________________                 Vice Chairman and Director
        William Beaury

  /s/ William T. Brannan
  __________________________                 President, Chief Operating Officer
      William T. Brannan                     and Director

  /s/ Joseph G. Wojak
  __________________________                 Executive Vice President,
       Joseph G. Wojak                       Chief Financial Officer
                                             (Principal Financial Officer)
              *
  __________________________                 Director
        Michael Brooks

              *
  __________________________                 Director
        Labe Leibowitz

              *
  __________________________                 Director
       Kenneth W. Tunnell

              *
  __________________________                 Director
        Marilu Marshall

              *
  __________________________                 Director
          Jon Hansen

              *
  __________________________                 Director
        John S. Wehrle





* By: /s/ Albert W. Van Ness, Jr.
      ___________________________
 ......... Albert W. Van Ness, Jr.
          Attorney-in-Fact

                                  EXHIBIT INDEX


  Exhibit
  Number                               Description

    4.1 Second Restated Certificate of Incorporation of Consolidated Delivery & Logistics, Inc.(filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

    4.2      Amended and Restated  By-laws of Consolidated Delivery & Logistics,
             Inc. (filed as Exhibit 3.2  to  the  Company's   Registration
             Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

    4.3      Consolidated Delivery & Logistics, Inc. Employee Stock Purchase
             Plan.*

    5.1      Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.*

   23.1      Consent of Arthur Andersen LLP.*

   23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. (contained in Exhibit 5.1).*

   25.1      Power of Attorney.*



-------------------------
* Filed herewith.

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                  1.       Purposes

                  The purposes of this Consolidated Delivery & Logistics, Inc. Employee Stock Purchase Plan (the "Plan") are to provide an incentive for Eligible Employees to continue devoting their best efforts to the success of the Company, and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its Common Stock acquired in a convenient fashion. The Plan is intended to be an "employee stock purchase plan" and to comply with section 423 of the Code.

                  2.       Definitions

                  As used herein, the following terms shall have the following respective meanings:

                  2.1. "Annual Compensation" means the basic annual rate of earnings in effect for an Eligible Employee. Annual Compensation shall not include overtime pay, bonuses or other incentive compensation, or other special payments.

                  2.2. "Board of Directors" means the Board of Directors of CDL.

                  2.3. "CDL" means Consolidated Delivery & Logistics, Inc., a Delaware corporation.

                  2.4. "Code" means the Internal Revenue Code of 1986, as amended.

                  2.5. "Common Stock" means the Common Stock, par value $.001 per share, of CDL.

                  2.6.     "Committee" means Plan Committee described in Section
13.1 below.

                  2.7. "Company" means CDL and its subsidiaries (corporations in respect of which CDL owns, directly or indirectly, at least fifty-one percent (51%) of the total issued and outstanding voting capital stock), as may be designated from time to time by the Board of Directors.

                  2.8. "Date of Offering" means the day specified by the Committee for the commencement of any Purchase Period under this Plan.

                  2.9. "Eligible Employee" means any person who has been employed by the Company (including directors of the Company who are employees) for six (6) months on a Date of Offering during the term of this Plan, except for (a) an employee whose customary employment is for twenty (20) hours per week or less; or, (b) an employee whose customary employment is for not more than five (5) months in any calendar year. Any employee who, immediately after the grant of the rights hereunder, would own (within the meaning of section 424(d) of the Code) Common Stock (including stock which such employee may purchase pursuant to this Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, shall be ineligible to participate in this Plan.

                  2.10. "Market Price" means the fair market value of Common Stock as determined by the Committee in accordance with Section 423 of the Code and the regulations thereunder, and the determination by the Committee shall be final and binding on all participating Eligible Employees' provided, however, that unless otherwise determined by the Committee, Market Price shall be the closing sales price of the Common Stock on the Nasdaq National Market on the trading day prior to a Date of Offering.

                  2.11. "Offering Price" means the price per share of Common Stock determined by the Committee on a Date of Offering; provided, however, that such price per share may not be less than eighty-five percent (85%) of the per share Market Price.

                  2.12. "Purchase Period" means the fixed term of any offering, as described in Section 4 below.

                  3.       Scope of the Plan

                  Offers to purchase shares of Common Stock pursuant to this Plan may be made by the Company to Eligible Employees, as hereinafter provided, but not more than 500,000 shares of Common Stock shall be sold pursuant to this Plan. All offers made pursuant to this Plan shall be subject to the same rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be treasury shares (including shares reacquired by the Company through open market purchases or otherwise), newly issued shares, or any combination thereof.

                  4.       Offerings

                  Subject to the terms and conditions of this Plan, the Committee shall make offerings to Eligible Employees to purchase Common Stock under this Plan from time to time on the date or dates designated by the Committee. The Committee shall specify the terms and conditions for each such offering including the Date of Offering, the Offering Price, the amount of Common Stock that may be purchased thereunder, and the Purchase Period. The Purchase Period shall be a maximum of twelve (12) months from the Date of Offering, during which term payroll deductions shall be made from the Annual Compensation of Eligible Employees who agree to purchase shares of Common Stock pursuant to an offering hereunder.

                  5.  Amount of Common Stock Each Eligible Employee May Purchase

                  5.1. Subject to the provisions of this Plan, and as to any offering made hereunder, an offer shall be made to each Eligible Employee to purchase up to that number of whole shares of Common Stock which has on the Date of Offering an aggregate purchase price (determined on the basis of the Offering Price) equal to ten percent (10%) of his or her Annual Compensation for the calendar year immediately preceding the Date of Offering. In the event ten percent (10%) would involve the purchase of a fractional share, the number of shares which may be purchased shall be decreased to the next lower whole number.

                  5.2. An Eligible Employee may authorize payroll deductions in respect of all offerings hereunder in which he or she has elected to participate simultaneously in an aggregate amount up to but not greater than ten percent (10%) of his or her Annual Compensation as computed on the Date of Offering for the latest offering made hereunder.

                  5.3. If Eligible Employees elect, in any one offering, to purchase Common Stock to an extent which would result in the purchase of more than the aggregate number of shares of Common Stock specified by the Committee for that offering, the Committee shall issue shares of Common Stock on a pro rata basis so that the aggregate number of shares subject to purchase under that offering does not exceed such specified number of shares.

                  5.4. No Eligible Employee may be made an offer to purchase shares of Common Stock which would permit his or her total rights to purchase shares of stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at of the date the offer was made) for each calendar year during which any such offer made to such individual is outstanding at any time, all in accordance with the provisions of Section 423(b)(8) of the Code and the regulations promulgated thereunder.

                  5.5. The Committee may establish a minimum dollar participation or a minimum number of shares of Common Stock which an Eligible Employee may elect to purchase in any offering hereunder; provided, however, that any such restriction shall be applicable to all Eligible Employees in a uniform manner.

                  6.   Method of Participation

                  6.1. The Committee shall give notice to Eligible Employees at least 15 days prior to a Date of Offering of each offering to purchase shares of Common Stock pursuant to this Plan and the terms and conditions of each offering. Such notice shall specify the determination of the number of shares of Common Stock to be offered to each Eligible Employee, the Offering Price, the Purchase Period, and such other information as the Committee may determine.

                  6.2. Each Eligible Employee who desires to purchase shares of Common Stock under an offering shall signify his or her election to do so in the form and manner prescribed by the Committee. Each such Eligible Employee shall also authorize the Company, in the form and manner prescribed by the Committee, to make payroll deductions to cover the aggregate purchase price of those shares of Common Stock in respect of which he or she has agreed to purchase. Such election and authorization shall continue in effect unless and until such Eligible Employee withdraws from this Plan or terminates his or her employment with the Company, as hereinafter provided, and no Eligible Employee shall be entitled to change the amount of payroll deductions authorized or withdraw payroll deductions credited to his or her account while participating in the Plan.

                  6.3. The Company shall thereafter provide each Eligible Employee purchasing Common Stock under each offering a notice indicating the number of shares offered for purchase, the Offering Price, and the pro rata reduction, if any, in accordance with Section 5.3.

                  7.   Payroll Deductions

                  7.1. The aggregate purchase price for those shares of Common Stock which each Eligible Employee has elected to purchase pursuant to an offering shall be deducted from his or her Annual Compensation during the Purchase Period specified in the offering through payroll deductions from each regular pay check, in substantially equal installments. Such payroll deductions shall commence with the payroll period in which the applicable Date of Offering occurs, and shall continue through the payroll period for the last day of the Purchase Period. An Eligible Employee may not make any separate cash payment for shares purchased.

                  7.2. In the event the payroll deductions of an Eligible Employee participating in this Plan are temporarily discontinued because of leave of absence, lay-off, temporary disability or other similar reasons, then the number of shares of Common Stock subject to purchase shall be automatically reduced. At the conclusion of each applicable Purchase Period, the Eligible Employee shall receive that number of whole shares of Common Stock which his or her aggregate payroll deductions actually made within the Purchase Period is sufficient to purchase. The balance of such payroll deductions, if any, shall be refunded to the Eligible Employee in cash, without interest, within thirty (30) days after the end of the applicable Purchase Period. Any leave of absence that exceeds 90 days shall be deemed a termination of employment and be governed by
Section 9.

                  In the event that an employee resumes his or her employment with the Company subsequent to a temporary discontinuance of payroll deductions for any of the reasons hereinabove set forth and prior to the end of the applicable Purchase Period(s), and said employee is an Eligible Employee, said Eligible Employee may elect to resume payroll deductions on the same basis as such payroll deductions were made during each applicable Purchase Period prior to the temporary discontinuance thereof and shall receive, in addition to the number of shares of Common Stock purchased with payroll deductions made prior to the temporary discontinuance, that number of whole shares of Common Stock which the aggregate payroll deductions actually made subsequent to the resumption of employment and within the applicable Purchase Period(s) is sufficient to purchase. The balance of such payroll deductions, if any, shall be refunded to the Eligible Employee in cash, without interest, within thirty (30) days after the end of the applicable Purchase Period.

                  Notification of an Eligible Employee's election to resume payroll deductions subsequent to the temporary discontinuance thereof as hereinabove provided shall be made by the filing of an appropriate notice to such effect with the Committee.

                  8.   Right to Withdraw

                  An Eligible Employee who has agreed to purchase shares of Common Stock may, at any time prior to his or her last regular payroll deduction thereunder, direct the Company to make no further deductions from his or her Annual Compensation with respect to such purchase. Upon such action, all payroll deductions with respect to such purchase shall cease. If the employee has directed that payroll deductions be discontinued, any sums deducted in respect of the offering prior to discontinuance shall be retained by the Company until the end of the Purchase Period, at which time there shall be issued to the employee the number of whole shares which can be purchased with the sum deducted and any balance of the sum shall be paid to him or her in cash, without interest, within thirty (30) days after the end of the Purchase Period.

                  Notification of an Eligible Employee's election to terminate deductions shall be made by the filing of an appropriate notice to such effect with the Committee. Withdrawal by an Eligible Employee as herein provided will not have any effect upon an employee's eligibility to participate in a succeeding offering under this Plan or in any similar plan adopted by the Company.

                  9.   Termination of Employment

                  9.1. In the event the employment of an Eligible Employee who has agreed to purchase shares of Common Stock is terminated prior to his or her final payroll deduction hereunder because of death, total and permanent disability, or retirement at or after age 65, or on any earlier date that may be approved by the Committee in its sole discretion, with the consent of the Company, the Eligible Employee or his or her legal representative, as applicable, may either:

                           (a) cancel his or her  purchase,  in which  event the
                  Company shall refund in cash, without interest and within thirty (30) days after the date of cancellation, all amounts credited to his or her account under all offerings in which he is participating under this Plan; or

                           (b) elect to receive, at the conclusion of each applicable Purchase Period, that number of whole shares of Common Stock which his or her payroll deductions actually made are sufficient to purchase, plus the balance of such payroll deductions, if any, in cash, without interest, which balance, if any, shall be refunded within thirty (30) days after the end of each applicable Purchase Period.

                  9.2. The election of an Eligible Employee or his or her legal representative, as applicable, pursuant to Section 9.1 above shall be made no later than the earlier of (a) the date three (3) months after the date of the event causing the termination of employment or (b) the last day of the Purchase Period, and shall be irrevocable when made. Notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Company shall act in accordance with Section 9.1(a) above. For purposes of Section 9.1(a), the date of cancellation shall be deemed to be the date upon which the notification of the election of cancellation is filed with the Committee, and, in the event that no such notice is filed, the date of cancellation shall be deemed to be last day of the three
(3) month period following the date of the event causing the termination of employment or the last day of the Purchase Period, whichever occurs first.

                  9.3. In the event the employment of an Eligible Employee who has agreed to purchase shares of Common Stock is terminated for any reason other than one of those specified in Section 9.1, the Company shall refund in cash, without interest, all amounts credited to his or her account under all offerings in which he is participating under this Plan within thirty (30) days after the date of termination of employment.

                  10.    Purchase of Shares

                  10.1. Each Eligible Employee who has accepted an offer shall be deemed to have an irrevocable obligation to purchase Common Stock on the last day of the applicable Purchase Period in accordance with the provisions of this Plan. The number of whole shares of Common Stock so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his or her account through payroll deductions during the Purchase Period by the Offering Price, rounded down to a whole number of shares. The amount which the Eligible Employee shall pay for the shares purchased shall be determined by multiplying the number of shares of Common Stock so purchased by the Offering Price. The amount of the Eligible Employee's payroll deductions actually made shall be applied toward the purchase of the shares, and the balance of such payroll deductions which were not used for the purchase of shares, if any, shall be refunded to the Eligible Employee in cash, without interest, within thirty
(30) days after the end of the applicable Purchase Period.

                  10.2. Stock certificates evidencing the number of whole shares of Common Stock purchased by any Eligible Employee under this Plan shall be delivered to him within sixty (60) days after the end of the applicable Purchase Period.

                  11.    Rights as a Shareholder

                  An Eligible Employee who has agreed to purchase shares of Common Stock under this Plan shall not be entitled to any of the rights or privileges of a shareholder of the Company, including the right to receive any dividends which may be declared by the Company, until such time as he has actually paid the purchase price for such shares and certificates have been issued to him or her in accordance with Section 10 hereof.

                  12.    Rights Not Transferable

                  An Eligible Employee's rights under this Plan are exercisable, during his or her lifetime, only by him and such rights (including payroll deductions credited to an Eligible Employee's account and any rights to receive shares under the Plan) may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer such rights shall be void.

                  13.    Administration of the Plan

                  13.1. This Plan shall be administered by the Committee,  which shall be comprised of from two (2) to four (4) members of the Board of Directors as the Board of Directors shall determine. The Committee is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation, and application of this Plan, and all such determinations shall be conclusive and binding on all parties. Nothing contained in this Section shall be deemed to authorize the Committee to administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code or the regulations promulgated thereunder.

                  13.2. If any offer to purchase shares of Common Stock made pursuant to this Plan shall lapse, terminate or be revoked, the number of shares of Common Stock as to which such offer shall have lapsed, terminated or been revoked shall become available for sale under this Plan.

                  14.    Adjustment Upon Changes in Capitalization

                  In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, or the like, the aggregate number and class of shares available under this Plan and the number, class, and purchase price of shares offered for purchase but not yet issued under this Plan shall be adjusted appropriately. Nothing herein contained shall be construed to require an adjustment in the aggregate number or class of shares available under the Plan or in the number, class, or purchase price of shares offered for purchase but not yet issued if a merger, consolidation, combination, or similar transaction involves the issuance of securities of the Company and the number or class of shares held by holders of Common Stock of the Company prior to the consummation of the merger, consolidation, combination, or similar transaction is not affected by any such transaction. No adjustment shall be made pursuant to this section of the Plan which would result in the purchase of a fractional share and any fractional share resulting from such adjustment shall be adjusted down to the nearest full share. Further, no adjustment shall be made pursuant to this section of the Plan which would result in a modification of the rights granted hereunder in a manner which would disqualify this Plan as an "employee stock purchase plan" under the provisions of Section 423 of the Code.

                  15. Merger, Consolidation, Reorganization, Liquidation and Dissolution

                  15.1. In the event of a merger, consolidation, or sale of all or substantially all of the Company's assets or other reorganization in which the Company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly owned subsidiary of another corporation after a reorganization, the Board of Directors shall, in good faith, but in its sole and absolute discretion, seek to arrange any such merger, consolidation, sale of assets, or other reorganization to specifically provide for the corporation surviving the merger, consolidation, or other reorganization or acquiring the assets either (a) to adopt this Plan so that the securities of such corporation are offered in lieu of Common Stock, or (b) to the extent that rights granted hereunder are not deemed to be exercised until the last day of the applicable Purchase Period, to settle the participating Eligible Employees' rights by payment of cash or other consideration for such rights on a basis approved by the Board of Directors. In the event that the corporation surviving the merger, consolidation, or other reorganization or acquiring the assets is to adopt this Plan, such arrangements shall include the adjustment of outstanding offers to provide that the securities of the corporation surviving the merger, consolidation, or other reorganization or acquiring the assets shall become subject to such offers in lieu of Common Stock on the basis approved by the Board of Directors.

                  15.2. If provisions for the adoption of this Plan by the corporation surviving the merger, consolidation, or other reorganization or acquiring the assets or the settlement of rights cannot be arranged, as described in Section 15.1 hereof, or if the Company is liquidated or dissolved (except a liquidation or dissolution relating to a sale of assets or other reorganization of the Company referred to in Section 15.1 hereof), then, in any of those events, outstanding offers shall terminate on the date of mailing the notice referred to in Section 15.3 hereof, the provisions of Sections 15.3 and
15.4 hereof shall apply, and each participating Eligible Employee may elect to:

                           (a) have the  funds  credited  to his or her  account
                  through payroll deductions applied in whole or in part toward the purchase of a whole number of shares of Common Stock; or

                           (b) have the  funds  credited  to his or her  account
                  through payroll deductions refunded to him or her in cash, without interest.

                  15.3. If Section 15.2 hereof is applicable, the Committee shall give written notice of any of the events specified in Section 15.2 to each participating Eligible Employee, and said participating Eligible Employee shall have thirty (30) days from the date such notice was mailed to file a notification of his or her election pursuant to Section 15.2. In the event that no such notification has been filed with the Committee within the prescribed period, the Company shall act in accordance with subsection (b) of Section 15.2. Upon the mailing of the aforesaid notice by the Committee, which mailing shall be undertaken in sufficient advance time to allow the Eligible Employee to participate in the merger, consolidation, reorganization, liquidation, or dissolution of the Company, as the case may be, payroll deductions shall cease and the applicable Purchase Period shall be deemed concluded.

                  15.4. In the event that a participating Eligible Employee has elected to have the funds credited to his or her account through payroll deductions applied in whole or in part toward the purchase of a whole number of shares of Common Stock pursuant to subsection (a) of Section 15.2 above, he or she shall be deemed to have accepted, in whole or in part depending upon his or her election, his or her outstanding offer as of the date the notice referred to in Section 15.3 hereof is mailed and shall have an irrevocable obligation to purchase Common Stock in accordance with the provisions of this Plan. The provisions of Section 10 hereof shall govern the purchase by the participating Eligible Employee; provided, however, that (a) all Purchase Periods shall be deemed to have been concluded and all offers to purchase shall terminate in accordance with Section 15 of this Plan; (b) any reductions in the number of shares which may be purchased hereunder pursuant to Section 10.2 hereof shall be determined on a pro-rata basis; and (c) any funds credited to the Eligible Employee's account through payroll deductions not used to purchase shares shall be refunded to him in cash, without interest, and within sixty (60) days after the date the notice referred to in Section 15.3 hereof was mailed.

                  In the event that a participating Eligible Employee has elected to have the funds credited to his or her account through payroll deductions refunded to him pursuant to subsection (b) of Section 15.2 above, such funds shall be returned to him or her in cash, without interest, and within sixty (60) days after the date the notice referred to in Section 15.3 of this Plan was mailed.

                  16.   Registration of Certificates

                  Stock certificates may be registered in the name of the Eligible Employee or, if he or she so designates, in his or her name jointly with his or her spouse, with right of survivorship.

                  17.   Amendment of Plan

                  The Board of Directors may at any time amend this Plan in any respect, except that, without the approval of the holders of a majority of the shares of Common Stock then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares to be reserved under this Plan (other than as provided in Section 14), (b) decreasing the purchase price per share (other than as provided in Section 14), or (c) changing the definition of "Company" with respect to those corporations eligible to participate in the Plan.

                  18.   Termination of the Plan

                  This Plan and all rights of Eligible Employees in any offering hereunder shall terminate on the earliest of the following dates:

                           (a) the conclusion of the last Purchase Period
                  authorized herein;

                           (b) the day that Eligible Employees  participating in
                  offerings under this Plan become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase; or

                           (c) any other date specified by the Board of
                  Directors in its discretion.

                  Upon termination of this Plan, shares of Common Stock shall be issued to Eligible Employees and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period. Any termination of this Plan must be effected so that the then existing rights of all participating Eligible Employees shall not be adversely affected thereby.

                  19.   Compliance with Securities Laws

                  No offers may be made, nor may Common Stock be purchased, under this Plan until the Company has taken all actions then required to comply with the Securities Act of 1933, as amended, any other applicable state securities laws, and the rules of any exchange on which Common Stock may be listed.

                  20.   Miscellaneous

                           (a) This Plan shall become effective February 25,
1998, subject to approval, in the manner prescribed by law, by the shareholders of the Company within 12 months after this Plan is adopted by the Board of Directors.

                           (b) This Plan shall not be deemed to  constitute a
contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him under this Plan.

                           (c) Any and all  funds  held by the  Company  under
this Plan may be used for any corporate purpose.

                           (d) This Plan and any  agreement  entered  into in
connection therewith shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Delaware.

                           (e) All disputes  which may arise under the Plan or
any agreement entered into in connection therewith which involve judicial adjudication shall be resolved in a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey. Any Eligible Employee who participates in the Plan consents and agrees to submit to the personal jurisdiction of the aforesaid courts, agrees to notify the Company of any change of his or her address within sixty (60) days after the date of such change, and consents to service of any papers, notices, or process necessary or proper for any legal action in any manner permitted by the New Jersey Court rules, including, without limitation, service by registered or certified mail, return receipt requested, or, in the event the Eligible Employee refuses to accept or claim registered or certified mail, ordinary mail to his or her last known address. In the event that a participating Eligible Employee fails to notify the Company of a change of address and service by registered or certified mail as aforesaid is not accepted or claimed, such failure shall be deemed a refusal to accept or claim service of process by registered or certified mail. Any Eligible Employee of the Company who participates in the Plan acknowledges the sufficiency of service as aforesaid and waives any right that he or she may have to challenge the sufficiency of such service or to challenge in any manner the convenience of the location or the venue of any legal action brought involving the Plan or any agreement entered into in connection therewith.

                             Lowenstein Sandler PC
                                Attorneys at Law
                              65 Livingston Avenue
                        Roseland, New Jersey 07068-1791


                                  March 4, 1998




Consolidated Delivery & Logistics, Inc.
380 Allwood Road
Clifton, New Jersey 07012

Dear Sirs:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of Consolidated Delivery & Logistics, Inc., a Delaware corporation (the "Company"), to be issued and sold pursuant to the Consolidated Delivery & Logistics, Inc. Employee Stock Purchase Plan (the "Plan"), we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, we advise you that, in our opinion, the shares of Common Stock to be issued under the Plan have been duly authorized and, when issued in accordance with the terms and conditions of the Plan (including the due payment of the purchase price set forth in the Plan), will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,




                                Alan Wovsaniker

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Consolidated Delivery & Logistics, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 15, 1997 included in Consolidated Delivery & Logistics, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                                                           ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 3, 1998

                                POWER OF ATTORNEY


         WHERAS, the undersigned officers and directors of Consolidated Delivery & Logistics, Inc. (the "Company") desire to authorize Albert W. Van Ness, Jr., William T. Brannan, William Beaury and Joseph G. Wojak to act as their attorneys-in-fact and agents, for the purpose of executing and filing a Registration Statement on Form S-8, including all amendments thereto,

         NOW, THEREFORE,

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert W. Van Ness, Jr., William T. Brannan, William Beaury and Joseph G. Wojak, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign one or more Registration Statements on Form S-8 registering with the Securities and Exchange Commission 500,000 shares of Common Stock issuable pursuant to the Company's Employee Stock Purchase Plan, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 25th day of February, 1998.


         SIGNATURE                                        TITLE


/s/ Albert W. Van Ness, Jr.            Chairman of the Board and Chief Executive
Albert W. Van Ness, Jr.                Officer

/s/ Joseph G. Wojak                    Chief Financial Officer
Joseph G. Wojak

/s/ William T. Brannan                 Chief Operating Officer and Director
William T. Brannan

/s/ William Beaury                     Vice Chairman and Director
William Beaury

/s/ Michael Brooks                     Director
Michael Brooks

/s/ Labe Leibowitz                     Director
Labe Leibowitz

/s/ Jon Hansen                         Director
Jon Hansen

/s/ Marilu Marshall                    Director
Marilu Marshall

/s/ Kenneth W. Tunnell                 Director
Kenneth W. Tunnell

/s/ John S. Wehrle                     Director
John S. Wehrle